UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2015

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 9, 2015, Pfenex Inc. (the “Company”) and Hospira, Inc. (“Hospira”) entered into a Development and License Agreement (the “Collaboration Agreement”) pursuant to which the Company and Hospira will collaboratively develop the Company’s biosimilar candidate to Lucentis, PF582 (the “Product”) for retinal conditions and Hospira will have the exclusive right to manufacture and commercialize the Product throughout the world.

Under the terms of the Collaboration Agreement, Hospira received exclusive licenses and rights and assumed responsibility for the sale, marketing, promotion and commercialization of the Product, and is obligated to use commercially reasonable efforts to sell, market, promote and commercialize the Product in certain named major markets. In consideration for the exclusive license and other rights contained in the Collaboration Agreement, the Company is eligible to receive up to $342 million in one-time payments, including $51 million once the Collaboration Agreement receives U.S. antitrust approval, $291 million upon the successful achievement of certain pre-commercial and commercial milestones, and double digit escalating royalties on annual sales of the Product.

The Company anticipates at this time the upfront payment, future milestone payments and the reduction to its Product-related costs will allow it to continue to aggressively advance its pipeline of biosimilar candidates and that with the upfront and near-term milestones its cash balance and cash inflow from operations will be sufficient to fund operations for at least the next 24 months.

The Collaboration Agreement also includes an obligation for each of the Company and Hospira to offer the other an opportunity to co-develop any other ophthalmic biological product that inhibits vascular endothelial growth factor A, or VEGF-A.

The Company and Hospira will establish a steering committee with equal representation to review and oversee the collaboration, including approval of any development plans. Each party has ultimate decision making authority with respect to a specified limited set of issues, and for all other issues, including material changes to the development plan, the matter must be resolved by consensus or by an expedited arbitration process. Subject to the oversight of that committee, Hospira will control and implement at its expense the strategies for obtaining and litigating third party patent clearances and determining timing for market entry for the Product in all markets.

The Company and Hospira will each bear fifty percent of the costs of completing clinical development for the Product, with the Company’s share capped at $20 million, $10 million of which will be setoff as a credit against royalties payable to the Company, unless the Collaboration Agreement is terminated prior to such setoff, in which case, any amounts not setoff would be payable by the Company in accordance with an agreed upon payment structure. The Company and Hospira intend to complete manufacturing technology transfer in 2015 and initiate the Phase 3 trial for the Product in 2016.

Unless terminated earlier, the Collaboration Agreement will continue for twenty years from the first commercial sale of the Product. The Collaboration Agreement includes standard and customary termination provisions and effects thereof.

In the event of an assignment of the Collaboration Agreement, any entity to whom the agreement is assigned will be obligated to assume the responsibilities of the assigning party.

The Collaboration Agreement will take effect only after the parties have received customary approval from the applicable U.S. antitrust authority.

The foregoing summary of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the Collaboration Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Item 7.01.	Regulation FD Disclosure.

On February 10, 2015, the Company issued a press release announcing it entered into the Collaboration Agreement pursuant to which the Company and Hospira will collaboratively develop the Company’s biosimilar candidate to Lucentis, PF582. A copy of the press release announcing the Collaboration Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 10, 2015, the Company posted a corporate presentation (“Presentation”) for investors on its website http://pfenex.investorroom.com/. A copy of the Presentation for investors is attached hereto as Exhibit 99.2. The information contained in the Presentation is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time. The Presentation speaks as of the date of this Current Report on Form 8-K (the “Current Report”). While the Company may elect to update the Presentation in the future to reflect events and circumstances occurring or existing after the date of this Current Report, the Company specifically disclaims any obligation to do so.

The information referenced under Item 7.01 (including Exhibit 99.1 and Exhibit 99.2 referenced in Item 9.01 below) of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report. This Current Report shall not be deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by Regulation FD.

Item 8.01.	Other Events.

The description of the Collaboration Agreement in Item 1.01 above is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s expectations, strategy, plans or intentions. Forward-looking statements in this communication include, but are not limited to, statements regarding plans to develop and commercialize PF582, expectations with regard to future milestone and royalty payments, Pfenex’s intention to complete technology transfer in 2015 and initiate a Phase 3 trial for PF582 in 2016, Pfenex’s expectation that Product-related costs will decrease, and Pfenex’s belief that expected cash balances will be sufficient to fund operations for the next 24 months. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, Pfenex’s reliance on its collaboration partners’ performance over which Pfenex does not have control, challenges inherent in creating and developing biosimilar therapeutics, challenges in demonstrating the efficacy and safety of PF582, which may not support further development, and actions of regulatory agencies (including with respect to antitrust approval), which may affect the initiation, timing and progress of clinical trials. Information on these and additional risks affecting Pfenex’s business and operating results are more fully discussed in the section entitled “Risk Factors” in its most recently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and its other filings with the SEC. The forward-looking statements in this communication are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 10, 2015.

99.2	Pfenex Presentation February 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: February 10, 2015	By:	/s/ Paul Wagner
Paul Wagner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 10, 2015.

99.2	Pfenex Presentation February 10, 2015.